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AVT Secures $1.1 Million Equity from Institutional Investor Ironridge Global to Propel Growth

"Deal expected to accelerate revenue gains by significantly increasing number of systems in marketplace"

PR Newswire

CORONA, Calif., July 3, 2013

CORONA, Calif., July 3, 2013 /PRNewswire/ -- AVT, Inc. (OTC Markets: AVTC) (www.autoretail.com), a leader in automated retailing systems, customized kiosks and self service stores, announced that they have settled trade payables of approximately $1.1 million, in exchange for the issuance of shares of its common stock to Ironridge Consumer Co., a division of Ironridge Global IV, Ltd. ("Ironridge"), an institutional investor specializing in direct equity investments in consumer product companies.

The capital will be used to build company-owned automated retailing systems, which will be rapidly deployed and will create recurring revenue streams for AVT.

One of AVT's business goals for 2013 was to produce more company-owned systems, and derive ongoing revenues from these systems. While AVT's core business continues to be the design and manufacturing of self-service stores and automated retailing systems, the company's management determined that diversifying into other areas would create growth and shareholder value. Those new business units include financing, technology licensing, system management, and company-owned systems.

"We know the management at Ironridge Global and recognized that their association with other public companies had a positive impact on share values," said Shannon Illingworth, Founder and Chairman of AVT. "We are pleased to work with Ironridge and to subsequently accelerate our business growth plan, and expand on the success we have enjoyed for the past 7 years."

"A recent report by Global Industry Analysts, Inc. stated that the world market for interactive kiosks is projected to exceed $1.2 billion by the year 2015 as consumers prefer to serve themselves rather than waiting for the service to come," commented Richard H. Kreger, Managing Director of Ironridge Global Partners. "We are impressed by what Shannon and his team have accomplished at AVT," he continued. "As we learned about AVT's business strategy and plans for growth, we became comfortable offering equity financing to help execute on their plans."

"As we move toward our goal of becoming a $50 million dollar company, one of the key components is a steady flow of capital," said James Winsor, CEO of AVT, Inc. "This strategic infusion will allow us to build on our proven and successful model of placing our award-winning automated retailing systems throughout the nation," he added. "We are confident that our relationship with Ironridge will act as jet fuel to propel our already impressive growth."

For more information on AVT, please call 800-240-5175 or visit the website at: www.autoretail.com.

About AVT:

AVT, Inc. is a leading developer of automated and self-service retailing systems. AVT is able to work with any size company to design a custom automated retailing solution that drives traffic, increases sales, improves security, and lowers overhead. With an in-house design team, software developers, mechanical engineers and on-site manufacturing, AVT can take projects from concept to completion with speed, economy and ingenuity. AVT operates five divisions: Manufacturing and sales of automated retailing systems; leasing and financing; technology licensing, patented backend system management; and a media advertising network.

AVT's stock is traded through the OTC Markets, Ticker Symbol: AVTC

About Ironridge:

Ironridge Consumer Co. is a division of Ironridge Global IV, Ltd. that specializes in direct equity investments in the consumer products sector. Ironridge Global Partners is an institutional investor, making direct equity investments in micro cap public companies. Ironridge Global has entered into more than 50 equity financing transactions since 2011, ranging from under a quarter million to over $15 million each. The firm seeks to be a long-term financial partner, assisting public companies in financing operations and expansion by supplying innovative funding solutions and flexible capital. For more information on Ironridge Global Partners, please visit www.IronridgeGlobal.com.

Forward-Looking Statement:

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts"). In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," "confident," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks and others are included from time to time in documents we file with the Securities and Exchange Commission ("SEC"). Other unknown or unpredictable factors also could have material adverse effects on our future results. Accordingly, you should not place undue reliance on these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law or those prepared by third parties that are not paid by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: AVT, Inc.

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The above news release has been provided by the above company via the OTC Disclosure and News Service. Issuers of news releases and not OTC Markets Group Inc. are solely responsible for the accuracy of such news releases.